UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  03/31/2009

Market Leader, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-51032

Washington	91-1982679
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

11332 NE 122nd Way, Kirkland WA 98034
(Address of principal executive offices, including zip code)

425-952-5500
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 31, 2009, the Compensation Committee approved the Market Leader, Inc. 2009 Management Variable Cash Compensation Plan (the "Plan"), which provides for incentive payments to executive officers upon achievement of specified revenue and operational performance goals. Incentive payments are based on a percentage of base salary for each executive officer ranging from 29% to 39% of base salary if the targets in the plan are achieved to 45% to 60% of base salary if the highest level stretch targets are met. If the Company's performance is between plan and top-level target, bonus targets may fall between the percentages set forth above. Similar to 2008, the Committee approved reduced bonus payout targets because of the ongoing business challenges that are expected to result in lower forecasted financial results than in previous years. The Compensation Committee will assess achievement of the stated goals under the Plan, determine and approve incentive payments for each executive officer and may modify incentive payment amounts or award vehicles and differentiate between executives in their discretion. Executives will not receive a bonus under the Plan if performance targets are not met.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Market Leader, Inc.

Date: April 06, 2009	By:	/s/ Ian Morris
Ian Morris
Chief Executive Officer